Exhibit 5.1


                                        July 2, 1998



Clearview Cinema Group, Inc.
97 Main Street
Chatham, New Jersey 07928

          Re:  Registration Statement on Form SB-2

Dear Ladies and Gentlemen:

     We are acting as special counsel to Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, by the Company on July 2, 1998 (the "Registration Statement"). The Registration Statement relates to the public offering (the "Offering") of up to 257,143 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock") issuable upon conversion of the Class C Convertible Preferred Stock ("Class C Preferred Stock") by Marshall Capital Management, Inc., (the "Selling Stockholder").

     We are familiar with the Registration Statement. We have examined and are familiar with (i) the Company's Amended and Restated Certificate of Incorporation and (ii) the Company's By-laws. We have also examined such other documents, corporate records, certificates of public officials, instruments, statutes and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matters hereinafter set forth. In making such examinations and rendering the opinions on the matters set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, photostatic or other reproduced copies and the authenticity of the originals of such documents, the due execution and delivery of all such documents, and the accuracy and completeness of the records of the Company.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware or as to any laws of the United States of America other than the Securities Act of 1933, as amended.

Clearview Cinema Group, Inc.
July 2, 1998
Page 2


     Based upon and subject to the foregoing, we are of the opinion that:

     (a) The Company has been duly organized and is validly existing under the laws of the State of Delaware.

     (b) The Shares, when issued and upon conversion of the Class C Preferred Stock, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned in the prospectus forming a part thereof under the caption "Legal Matters."

                                        Yours truly,



                                        Kirkpatrick & Lockhart LLP